EXHIBIT 10.1

AMENDMENT TO

HARVEST NATURAL RESOURCES

2010 LONG TERM INCENTIVE PLAN

This amendment (this “Amendment”) to the Harvest Natural Resources 2010 Long Term Incentive Plan (the “Plan”) is adopted by Harvest Natural Resources, Inc. (“Harvest”) effective September 9, 2015.

WHEREAS, Harvest previously established the Plan;

WHEREAS, Harvest desires to amend the Plan to (i) increase the number of shares of Harvest’s common stock that may be granted during the life of the Plan by 5,000,000 shares and (ii) increase the number of shares of Harvest’s common stock that may be granted under the Plan in the form of Full Value Awards by 1,725,000 shares; and

WHEREAS, Harvest’s stockholders approved this Amendment at a special meeting of stockholders held on September 9, 2015;

NOW, THEREFORE, Sections 4.2(a) and 4.2(b) of the Plan are hereby amended and restated in their entirety as follows:

4.2 Dedicated Shares; Maximum Awards.

(a) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 7,725,000.

(b) The aggregate number of shares of Stock with respect to which Full Value Awards (awards of Stock under the Plan which are not Options or SARs) may be granted under the Plan is 2,425,000.

Capitalized terms not defined in this Amendment shall have the meanings given to them in the Plan.  The other provisions of the Plan, including the other provisions of Section 4.2, remain unchanged and unaffected by this Amendment.  This Amendment is adopted, and shall be considered, as an amendment to the Plan and shall form a part thereof, and the provisions of the Plan, as amended by this Amendment, are hereby ratified and confirmed in all respects.